UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 4, 2009

RAMTRON INTERNATIONAL CORPORATION
____________________________________________________________________
(Exact name of registrant as specified in its charter)

1850 Ramtron Drive, Colorado Springs, CO	80921
(Address of principal executive offices)	(Zip Code)

Delaware	0-17739
(State or other jurisdiction of incorporation or organization)	(Commission File Number)

84-0962308
(I.R.S. Employer Identification No.)
Registrant's telephone number, including area code:  (719) 481-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                      OTHER EVENTS

Ramtron International Corporation (the "Company") announced today that it has entered into a Settlement Agreement and Mutual Release with one of its customers that resolves all matters related to the previously announced in-field failures of one of the Company's semiconductor memory products.

As a result of the settlement and after an insurance reimbursement and a credit for future product deliveries, Ramtron will recognize a benefit of approximately $150,000 on its third-quarter income statement. Ramtron had previously recorded a charge of $815,000 in connection with the matter.

The full text of the Company's press release announcing the Settlement Agreement is attached as Exhibit 99.1 to this Form 8-K Current Report.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS:

(a)           Financial Statements - Not Applicable
(b)           Pro-Forma Financial Information - Not Applicable
(c)           Shell Company Transactions - Not Applicable
(d)           Exhibits:

99.1	Press Release dated September 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMTRON INTERNATIONAL CORPORATION

/s/ Eric A. Balzer
Eric A. Balzer
Chief Financial Officer
(Principal Accounting Officer and
Duly Authorized Officer of the
Registrant)

Dated: September 9, 2009